APPLICATION DEVELOPMENT AGREEMENT

     This Application and Development Agreement is made on June ___, 1999 by and between Nanopierce Technologies, Inc. (hereinafter "Nanopierce") and ORGA Kartensysteme GmbH (hereinafter "ORGA").

1. Nanopierce is the owner of certain patented and patentable intellectual property, inventions and trade secrets relating to a particle interconnect technology, known as Nanopierce Connection System (hereinafter "NCS").

2. ORGA is the owner of certain patented and patentable intellectual property, inventions and trade secrets relating to the design and manufacture of Smart Cards including Dual Interface Smart Cards (hereinafter "DISC").

3. Nanopierce and ORGA have had discussions relating to the application of NCS to the design and manufacture of DISC particularly as it relates to connection of the antenna to the chip module. Nanopierce and ORGA believe that they can benefit from the integration of NCS into the current and future designs of DISC designed, developed, manufactured and sold by ORGA.

4. Nanopierce and ORGA believe that their respective intellectual properties and trade secrets can be integrated to design, develop, manufacture and market new versions of DISC and derivative products, which will provide significant improvements in performance and reliability and achieve substantial cost reductions in the manufacturing of DISC.

5. Nanopierce and ORGA are willing to cooperate in the development of DISC and derivative products utilizing NCS. Nanopierce and ORGA agree to share, on a confidential basis, all information necessary to accomplish such objective and have executed and delivered a Confidential Disclosure Agreement, attached hereto as EXHIBIT A to protect such rights.

6. All intellectual properties, including patents, patent applications, disclosed patentable information (INCLUDING SPECIFICALLY AND IN ADDITION ALL
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DISCLOSURES  OF  A  NEW  CONNECTION  SYSTEM  USING  NCS  FOR  A  CHIP TO ANTENNA
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CONNECTION  MADE BY NANOPIERCE TO ORGA UNDER THE NON-DISCLOSURE AGREEMENT, DATED
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MARCH  23,  1999), trademarks, trade names, trade secrets and similar intangible
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rights  owned  by Nanopierce or by ORGA prior to the execution of this Agreement shall remain the sole and exclusive property or right of such party. All intellectual property and technology created by Nanopierce in the development and application of NCS to DISC shall remain the exclusive property of Nanopierce. All intellectual property and technology created by ORGA in the development of DISC shall remain the exclusive property of ORGA.

THE PARTIES AGREE TO GRANT EACH OTHER A ROYALTY FREE LICENSE TO ITS INTELLECTUAL
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PROPERTY  AND  TECHNOLOGY  CREATED UNDER THIS AGREEMENT; COMMERCIAL USE OF JOINT
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INVENTIONS IS SUBJECT TO CONSULTATIONS BETWEEN THE PARTIES WITH THE INTENT BEING
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TO  CONDUCT  SUCH  ACTIVITIES  PURSUANT  TO  SECTION  10.
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7.     ORGA  shall  directly  or  through  Multitape  GmbH  & Co., KG provide to
Nanopierce samples of its DISC modules and antennas to allow Nanopierce an opportunity to review, assess and advise ORGA about technical improvements, enhancements, refinements and specifications issues and to apply NCS to the samples.

8. Nanopierce shall within a mutually agreed time provide ORGA and Multitape GmbH & Co., KG with technology demonstration vehicles suitable for testing.
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9.     ORGA  shall  directly  or  in  cooperation  with Multitape GmbH & Co., KG within a mutually agreed time perform or otherwise secure industry accepted DISC testing of the demonstration vehicles and shall provide to Nanopierce the test results.

10. When Nanopierce and ORGA jointly agree that the DISC utilizing NCS and any other improvement provided by Nanopierce are suitable for commercial production and sale, the parties agree to negotiate the terms and conditions of a mutually acceptable agreement and venture or arrangement to exploit the business opportunity for DISC and other applications should the parties desire to expand their mutual business activities. THE PARTIES AGREE THAT IF SUCH AN
                                               ---------------------------------
ARRANGEMENT  OR  VENTURE  IS  FORMED  THAT  EACH  SHALL  GRANT  SUCH  VENTURE OR
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ARRANGEMENT  A  ROYALTY FREE LICENSE ON ITS INTELLECTUAL PROPERTY AND TECHNOLOGY
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DEVELOPED  UNDER  THIS  AGREEMENT.
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11.     THIS AGREEMENT SHALL COMMENCE AND BECOME EFFECTIVE WHEN SIGNED AND DATED
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BY  THE  LAST SIGNING PARTY AND SHALL ENDURE FOR A PERIOD OF TWELVE (12) MONTHS.
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THE  AGREEMENT SHALL BE EXTENDED AUTOMATICALLY FOR PERIODS OF TWELVE (12) MONTHS
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EACH,  UNLESS  ONE OF THE PARTIES GIVES NOTICE OF TERMINATION TO THE OTHER PARTY
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SIX  (6)  MONTHS  PRIOR  TO  THE  END  OF  SUCH  INITIAL  OR  SUBSEQUENT PERIOD.
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BOTH  PARTIES ARE ENTITLED TO TERMINATE THIS AGREEMENT WITH IMMEDIATE EFFECT FOR
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CAUSE.  CAUSE  FOR  TERMINATION  SHALL  INCLUDE, WITHOUT LIMITATION, INSOLVENCY,
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COMPOSITION  OR  BANKRUPTCY  PROCEEDINGS, CHANGE-IN-CONTROL OR OTHER FUNDAMENTAL
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CHANGES  IN  THE  ECONOMIC SITUATION BY EITHER PARTY OR ONGOING BREACHES OF THIS
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AGREEMENT  BY  EITHER  PARTY.
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12.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
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UNITED  NATIONS  CONVENTION  ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS OF
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APRIL  11,  1980  (THE  "CONVENTION").  IF A COURT SHOULD COME TO THE CONCLUSION
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THAT PROBLEMS ARISING DURING IMPLEMENTATION OF THIS AGREEMENT ARE NOT DEALT WITH
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BY  THE CONVENTION, THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY SHALL BE APPLIED
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IN  ADDITION.
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13.      ALL  DISPUTES  ARISING  OUT  OF  OR RELATING TO THIS AGREEMENT SHALL BE
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REFERRED  TO  SENIOR  MANAGEMENT  OF THE PARTIES.  IF RESOLUTION IS NOT POSSIBLE
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WITHIN  THIRTY  (30)  DAYS FROM THE DATE THE DISPUTE HAS BEEN REFERRED TO SENIOR
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MANAGEMENT,  EITHER PARTY IN ACCORDANCE WITH THE FOLLOWING PROVISIONS MAY SUBMIT
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THE  DISPUTE  TO  ARBITRATION.
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ALL  DISPUTES  ARISING IN CONNECTION WITH THE AGREEMENT SHALL BE FINALLY SETTLED
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

UNDER  THE RULES OF CONCILIATION AND ARBITRATION OF THE INTERNATIONAL CHAMBER OF
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COMMERCE BY ONE OR MORE ARBITRATORS APPOINTED IN ACCORDANCE WITH ITS RULES.  THE
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PLACE  OF  ARBITRATION SHALL BE THE HAGUE, NETHERLANDS AND THE PROCEEDINGS SHALL
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BE  HELD  IN  THE  ENGLISH  LANGUAGE.
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14.     The  parties agree to enter into a Definitive Agreement relating to this
Application Development Agreement, if necessary; and, to enter into and execute all other licenses, documents or instruments necessary, essential or appropriate to effect the intent and purposes of THIS AGREEMENT AND THE VENTURE OR
                                            ------------------------------------
ARRANGEMENT  DESCRIBED  IN  SECTION  10.
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15.     This Agreement shall be binding upon the representatives, successors and assigns of the parties. This Agreement cannot be assigned or changed except in writing and executed by both parties.

16. The parties represent that they are competent and fully authorized to enter into and execute this Agreement as a valid, binding and enforceable obligation of the parties.





NANOPIERCE  TECHNOLOGIES,  INC.          ORGA  KARTENSYSTEME  GMBH


By:  ____________________________          By:  _________________________
     Paul  H.  Metzinger,  President
          &  Chief  Executive  Officer


Dated:  June  ___,  1999                    Dated:  June  ___,  1999




























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